SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

ARBITRON INC. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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     [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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     (2)  Aggregate number of securities to which transaction applies:
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     [  ] Fee paid previously with preliminary materials.
     [  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Dear Stockholder:

     On behalf of the Board of Directors of Arbitron Inc., I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Peninsula New York hotel, 700 Fifth Avenue, New York, New York on Thursday, May 30, 2002, at 9:00 a.m. local time.

     The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow include information about the proposal recommended by Arbitron’s Board of Directors to elect eight (8) individuals to serve as directors of Arbitron.

     Our Board of Directors believes that a favorable vote for these directors at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the election of these directors. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

     It is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting.

     We look forward to seeing you at the meeting.

Sincerely, Stephen B. Morris President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 30, 2002

Date:	Thursday, May 30, 2002

Time:	9:00 a.m. local time

Place:	Peninsula New York hotel, 700 Fifth Avenue, New York, New York

Purpose:	1. To elect eight (8) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting.

Record Date:	Holders of Arbitron Inc. common stock of record at the close of business on April 10, 2002 are entitled to vote at the meeting.

Stockholders are entitled to one vote for each share held of record on the record date listed above.
The Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about April 19, 2002.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Dolores L. Cody Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

April 19, 2002

ARBITRON INC.
142 West 57th Street
New York, New York 10019
April 19, 2002

PROXY STATEMENT

     We will begin mailing this proxy statement to our stockholders on or about April 19, 2002.

     We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2002 annual meeting of stockholders to be held on Thursday, May 30, 2002 at 9:00 a.m. local time at the Peninsula New York hotel, 700 Fifth Avenue, New York, New York.

Who Can Vote

     If you held any of our common stock at the close of business on April 10, 2002 then you will be entitled to notice of and to vote at our 2002 annual meeting. On that date, we had 29,252,346 shares of outstanding common stock.

Quorum

     The presence of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “withhold authority” on the election of directors will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the election of directors. Shares represented by a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

     The eight director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions.

Voting by Participants in Arbitron Benefit Plans

     If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

     If you hold your shares in your own name as a holder of record, you can simplify your voting by voting via the Internet or calling the toll-free number listed on the enclosed proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify your identity and to allow you to vote your shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. If instead you choose to vote by mail, please mark the proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposal and the position of the Board of Directors in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote on the election of directors, the proxy representing your common stock will be voted in favor of the proposed director nominees.

     If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

Other Business

     No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors, or if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

     It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

     If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Explanatory Note Regarding Ceridian Corporation

     Arbitron Inc. was formerly known as Ceridian Corporation (“Ceridian”). Prior to the close of trading on March 30, 2001, Ceridian was a publicly traded company, the principal lines of business of which were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the media information business.

     On March 30, 2001, Ceridian completed a reverse spin-off, which we refer to as the “spin-off.” In connection with the spin-off, the assets and liabilities associated with the human resource service businesses and Comdata subsidiaries were transferred to a newly formed company named “New Ceridian.” The media information business stayed with Ceridian. Ceridian then distributed the stock of New Ceridian to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation. Because of the relative significance of the businesses transferred to New Ceridian, New Ceridian was considered the accounting successor to Ceridian for financial reporting purposes.

     There is certain information that is required to be disclosed in proxy statements that generally relates to a company’s three prior years, such as information relating to executive compensation. Because the spin-off occurred on March 30, 2001, some of this information technically would apply to Ceridian rather than Arbitron. Therefore, in some cases where information about Arbitron does not exist (e.g., executive compensation), we have used information about Ceridian.

You should rely only on the information provided in this Proxy Statement. We have authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

ELECTION OF DIRECTORS
(Proposal 1)

     Our business is managed under the direction of the Board of Directors. The bylaws provide that our Board determines the number of directors, which is currently set at eight. Our Board of Directors has designated as nominees for director all eight of the directors presently serving on the Board.

     The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than eight people. Our Board has no reason to believe any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2003 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

     The following is biographical information concerning the eight nominees for election as directors of Arbitron:

Nominees for Election of Directors

Erica Farber, age 49

•	Director of Arbitron since March 30, 2001
•	Publisher and Chief Executive Officer of Radio and Records, Inc. since 1996
•	Chief Operating Officer of Radio and Records, Inc. from 1994 to 1996

Kenneth F. Gorman, age 62

•	Director of Arbitron since March 30, 2001
•	Principal and Co-Owner of Apollo Partners LLC since 1987

Philip Guarascio, age 60

•	Director of Arbitron since March 30, 2001
•	Chairman and Chief Executive Officer of PG Ventures LLC since May 2000
•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing from July 1994 to May 2000
•	Also is a director and non-executive Chairman of AdSpace and a director of IAG, Inc.

Larry E. Kittelberger, age 53

•	Director of Arbitron since March 30, 2001
•	Senior Vice President Administration and Chief Information Officer of Honeywell International Inc. since August 2001
•	Senior Vice President and Chief Information Officer of Lucent Technologies, Inc. from December 1999 to August 2001
•	Senior Vice President and Chief Information Officer of Allied Signal, Inc. from 1995 to December 1999
•	Also is a director of Commonwealth Industries, Inc.

Stephen B. Morris, age 58

•	Director of Arbitron since March 30, 2001
•	President and Chief Executive Officer of Arbitron since March 30, 2001
•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001
•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996
•	Also is a director of the John B. Stetson Company

Luis G. Nogales, age 58

•	Director of Arbitron since March 30, 2001
•	Senior Adviser to Private Equity Group of Deutsche Bank since 1999
•	Managing Partner, Nogales Investors LLC, a private equity investment firm
•	Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997
•	Also is a director of KB Home, Edison International and Kaufman & Broad, SA, France

Lawrence Perlman, age 64

•	Director of Arbitron since March 30, 2001
•	Chairman of Xiotech Corporation since August 2001; Acting Chief Executive Officer from August 2001 to February 2002
•	Consultant to Ceridian Corporation from May 2000 until December 2000
•	Chairman of Ceridian Corporation from November 1992 to April 2000
•	Chief Executive Officer of Ceridian Corporation from 1990 to December 1999
•	Also is a director of Amdocs Limited, Carlson Companies, Inc. and The Valspar Corporation

Richard A. Post, age 43

•	Director of Arbitron since March 30, 2001
•	Managing Partner of LoneTree Capital Partners since July 2000
•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. from June 1998 to July 2000; President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc.
•	Chief Financial Officer of U.S. West Media from December 1996 to June 1998
•	President, Corporate Development of U.S. West, Inc. from June 1996 to December 1996
•	Vice President, Corporate Development of U.S. West Media from January 1996 to June 1996
•	President, U.S. West Capital Assets from July 1993 to June 1998
•	Also is a director of Autobytel, Inc.

Meetings of the Board of Directors and Committees of the Board

     The Arbitron board of directors held seven meetings in 2001, including by telephone conference, and acted by unanimous written consent two times in 2001. Each Arbitron director attended at least 75% of the meetings of the board of directors and the meetings of the committees on which they served held during the period that they served on the board of directors or such committees.

     Arbitron’s Board of Directors maintains four committees:

     •     Executive
     •     Audit
     •     Compensation and Human Resources
     •     Nominating and Board Governance

     Membership on the Audit Committee and Compensation and Human Resources Committee is limited to directors who are not current employees of Arbitron.

Executive Committee

     The following directors serve on the Executive Committee:

Stephen B. Morris
Lawrence Perlman
Kenneth F. Gorman

     The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee will be reported to and ratified by Arbitron’s Board of Directors. The Executive Committee held one meeting by telephone conference in 2001.

Audit Committee

     The following directors serve on the Audit Committee:

Kenneth F. Gorman, Chair
Larry E. Kittelberger
Richard A. Post

     Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The Audit Committee:

•	reviews and recommends to the Board the selection of Arbitron’s independent auditors;

•	reviews the independence of the independent auditors;

•	consults with Arbitron’s independent auditors and reviews the scope and significant findings of the audits performed by them; and

•	reviews the adequacy and sufficiency of Arbitron’s financial and accounting controls, practices and procedures, the activities and recommendations of Arbitron’s internal audit functions and reporting policies and practices.

     The Audit Committee held five meetings in 2001, including by telephone conference.

Compensation and Human Resources Committee

     The following directors serve on the Compensation and Human Resources Committee:

Lawrence Perlman, Chair
Erica Farber
Philip Guarascio
Luis G. Nogales

     The Compensation and Human Resources Committee:

•	determines compensation policies, practices and structures for Arbitron’s key employees;

•	approves the compensation and benefits of Arbitron’s executive officers, including the chief executive officer;

•	reviews the process of managing executive succession, diversity and development; and

•	assesses the adequacy of Arbitron’s human resource policies and principles.

     The Compensation and Human Resources Committee held five meetings in 2001.

Nominating and Board Governance Committee

     The following directors serve on the Nominating and Board Governance Committee:

Lawrence Perlman, Chair
Erica Farber
Kenneth F. Gorman
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales
Richard A. Post

     The Nominating and Board Governance Committee:

•	reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of relevant policies;

•	recommends to the Board compensation for non-employee directors; and

•	considers all nominees, including those recommended by stockholders, for Board membership.

     The Nominating and Board Governance Committee did not meet in 2001.

     The Nominating and Board Governance Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws.

Director Compensation

     Each director who is not also an employee of Arbitron or its subsidiaries is paid an annual retainer fee of $17,500, which is paid in quarterly installments. Non-employee chairs of the Compensation and Human Resources, Audit and Executive Committees are paid a supplemental annual cash payment of $5,000. For each Board meeting attended, participating non-employee directors receive $1,200. For each committee meeting attended on the same day as the Board meeting, participating non-employee directors receive $1,000; otherwise, they receive $1,200 if the committee meeting is on a different day than the Board meeting. For each telephonic Board or committee meeting, participating non-employee directors receive $500.

     Each newly elected non-employee director will receive a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will become exercisable in three equal installments of 5,000 shares over a three-year period and will expire 10 years from their date of grant. Beginning the year after initial election to the Board of Directors, each non-employee director will also receive an annual grant of an option to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted will be 100% of the fair market value of the underlying Arbitron common stock on the date the option is granted. The options will become exercisable in full six months after their date of grant and will expire 10 years from their date of grant. The chairman of the Board of Directors will also receive an annual stock option grant of 10,000 shares in addition to the initial and annual option grants discussed above. These options will become exercisable in full after one year and will expire 10 years from the date of grant.

     Arbitron has adopted a Non-Employee Director Incentive Program, as a component of Arbitron’s 1999 Stock Incentive Plan, which permits non-employee directors to receive, in their discretion, stock options in lieu of their annual cash retainers and meeting fees. A director who elects to receive options receives a number of options based on a calculation approved by the Board of Directors. The calculation to determine the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron stock on the date of the grant, which is the first trading day of the next quarter. This amount is then multiplied by four to arrive at the number of option shares granted.

     Directors who are also employees of Arbitron are not separately compensated for their service as directors.

Vote Required

     The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a Director. Therefore, the eight individuals with the highest number of affirmative votes will be elected to the eight directorships. For purposes of the election of Directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

     Information concerning the persons who serve as Arbitron’s executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name and has served in such capacity since March 30, 2001. The executive officers serve at the discretion of Arbitron’s Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. Arbitron’s Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 58, President and Chief Executive Officer

•	Director of Arbitron since March 30, 2001
•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001
•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

Pierre C. Bouvard, age 40, President of Webcast Services and New Ventures

•	President of Webcast Services group for Ceridian Corporation’s Arbitron division from October 2000 to March 29, 2001
•	Executive Vice President of Worldwide Media Information Services of Ceridian Corporation’s Arbitron division from September 1999 to October 2000
•	Executive Vice President of Radio and Internet Services of Ceridian Corporation’s Arbitron division from February 1999 to September 1999
•	Vice President and General Manager of Arbitron Radio of Ceridian Corporation’s Arbitron division from January 1995 to February 1999

David A. Lapovsky, age 51, Executive Vice President of Worldwide Research

•	Executive Vice President of Worldwide Research for Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001
•	Executive Vice President of Operations and Research for Ceridian Corporation’s Arbitron division from May 1994 to November 1997

Marshall L. Snyder, age 59, President of Worldwide Portable People Meter (PPM) Development

•	President of Worldwide Portable People Meter (PPM) Development group for Ceridian Corporation’s Arbitron division from October 2000 to March 29, 2001
•	Executive Vice President of Cable and Worldwide PPM for Ceridian Corporation’s Arbitron division from August 2000 to October 2000
•	Executive Vice President and General Manager of Arbitron NewMedia for Ceridian Corporation’s Arbitron division and Vice President of Ceridian Corporation from February 1992 to August 2000

Owen Charlebois, age 49, President of U.S. Media Services

•	President of U.S. Media Services group for Ceridian Corporation’s Arbitron division from January 2001 to March 29, 2001
•	President and Chief Executive Officer of the BBM Bureau of Measurement from 1990 to December 2000

Dolores L. Cody, age 50, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary

•	Vice President and Chief Legal Officer of Ceridian Corporation’s Arbitron division from December 1991 to March 29, 2001

Janice M. Giannini, age 50, Executive Vice President and Chief Information Officer

•	Executive Vice President and Chief Information Officer of Ceridian Corporation’s Arbitron division from September 2000 to March 29, 2001
•	Director of Business Planning and Oversight for Enterprise Information Systems of Lockheed Martin Corporation, a provider of advanced technology systems, products, and services for government and commercial customers, from October 1999 to August 2000
•	Director and Chief Information Officer for Management and Data Systems of Lockheed Martin Corporation from June 1996 to September 1999

Claire L. Kummer, age 55, Executive Vice President of Operations

•	Vice President of Operations of Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001
•	Vice President of Strategy and Project Manager of Ceridian Corporation’s Arbitron division from November 1993 to November 1997

Kathleen T. Ross, age 49, Executive Vice President, Organization Effectiveness and Public Relations

•	Vice President of Organization Effectiveness and Public Relations of Ceridian Corporation’s Arbitron division from November 1998 to March 29, 2001
•	Vice President of Organization Effectiveness of Ceridian Corporation’s Arbitron division from July 1994 to November 1998

William J. Walsh, age 56, Executive Vice President of Finance and Planning and Chief Financial Officer

•	Executive Vice President of Finance and Planning of Ceridian Corporation’s Arbitron division and Vice President of Ceridian Corporation from June 1995 to March 29, 2001

Summary Compensation Table

     The following table shows the compensation paid by Ceridian/Arbitron and/or its direct and indirect subsidiaries for the three fiscal years ended December 31, 2001 to (1) Arbitron’s Chief Executive Officer, and (2) each of the four most highly compensated executive officers of Arbitron, based on 2001 compensation, other than Arbitron’s Chief Executive Officer (the “Named Executive Officers”).

					Long-Term
		Annual Compensation			Compensation

					Securities
				Other	Underlying	All Other
				Annual	Options/SARs	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation($)(1)	(#)	($)

Stephen B. Morris	2001	$435,000	$456,750	$28,535	375,000	$3,510	(3)
President and Chief Executive Officer	2000	304,992	288,988	32,613	—	3,030	(4)
	1999	304,992	218,090	29,075	58,382 (2)	4,800	(4)

Pierre C. Bouvard	2001	255,000	140,250	18,400	99,000	5,967	(3)
President of Webcast Services and New Ventures	2000	220,106	110,933	15,950	—	6,060	(4)
	1999	220,106	106,057	12,075	10,842 (2)	9,600	(4)

Marshall L. Snyder	2001	220,000	192,500	19,416	99,000	3,397	(3)
President of Worldwide PPM Development	2000	220,000	115,500	21,439	—	3,030	(4)
	1999	181,487	80,643	18,257	10,842 (2)	4,800	(4)

William J. Walsh	2001	229,778	129,000	18,378	99,000	—
Executive Vice President of Finance and	2000	157,583	78,595	19,732	—	—
Planning and Chief Financial Officer	1999	148,663	67,448	14,408	10,842 (2)	—

Owen Charlebois	2001	264,430	122,500	15,125	99,000	90,002	(5)
President of U.S. Media Services	2000*	N/A	N/A	N/A	N/A	N/A
	1999*	N/A	N/A	N/A	N/A	N/A

(1)	The amounts reported for each individual includes an annual expense allowance, profit sharing and amounts related for reimbursement for non-business travel expenses and related tax assistance paid to this individual. The expense allowance for Mr. Morris was $25,000 for the three fiscal years ended December 31, 2001. The expense allowance for the other Named Executive Officers was $15,000 for 2001 and 2000 and $11,500 for 1999.

(2)	In connection with the spin-off, the number and exercise prices of outstanding options to purchase Arbitron common stock were adjusted so that the new options to purchase Arbitron common stock have equivalent economic terms to the old options to purchase Ceridian common stock as set forth in the personnel agreement. The number of securities underlying options listed above reflects the spin-off adjustment.

(3)	The amounts disclosed for each individual represent Arbitron’s contributions to the accounts of the named individual in Arbitron’s 401(k) plan.

(4)	The amounts disclosed for each individual represent Ceridian’s contributions to the accounts of the named individual in one of Ceridian’s 401(k) defined contribution plans.

(5)	The amount disclosed reflects reimbursement of relocation expenses of $60,002 and a hiring bonus of $30,000.
•	Mr. Charlebois began working for Arbitron in January 2001. Therefore, there is no prior compensation information reported for Mr. Charlebois for the years 2000 and 1999.

Option Grants in 2001

     The following table summarizes information regarding options granted to the Named Executive Officers of Arbitron in 2001.

					Potential Realizable Value at
		% of Total			Assumed Rates of Stock Price
		Options			Appreciation for Option Term
		Granted to	Exercise
	Options	Employees in	Price Per	Expiration
Name & Title	Granted	2001	Share	Date	5%(1)	10%(1)

Stephen B. Morris	125,000	6%	$20.95	04/04/06	$722,775	$1,600,056
President and Chief Executive	125,000	6%	21.35	04/05/06	736,575	1,630,606
Officer	125,000	6%	21.60	04/06/06	745,200	1,649,700

Pierre C. Bouvard	33,000	2%	20.95	04/04/06	190,813	422,415
President of Webcast Services and	33,000	2%	21.35	04/05/06	194,456	430,480
New Ventures	33,000	2%	21.60	04/06/06	196,733	435,521

Marshall L. Snyder	33,000	2%	20.95	04/04/06	190,813	422,415
President of Worldwide PPM	33,000	2%	21.35	04/05/06	194,456	430,480
Development	33,000	2%	21.60	04/06/06	196,733	435,521

William J. Walsh	33,000	2%	20.95	04/04/06	190,813	422,415
Executive Vice President of Finance	33,000	2%	21.35	04/05/06	194,456	430,480
and Planning and Chief Financial	33,000	2%	21.60	04/06/06	196,733	435,521
Officer

Owen Charlebois	33,000	2%	20.95	04/04/06	190,813	422,415
President U.S. Media Services	33,000	2%	21.35	04/05/06	194,456	430,480
	33,000	2%	21.60	04/06/06	196,733	435,521

(1)	The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the common stock.

Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

     The following table summarizes information regarding the exercise of options to purchase Arbitron common stock during 2001 by the Named Executive Officers, as well as the December 31, 2001 value of unexercised options to purchase Arbitron common stock held by the Named Executive Officers.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options/SARs at		In-The-Money Options/SARs at
			Fiscal Year Ended (#)		Fiscal Year End ($)(1)

	Shares
	Acquired on
Name	Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen B. Morris	—	—	433,139	413,921	$5,297,953	5,217,301
Pierre C. Bouvard	—	—	74,922	106,228	522,808	1,346,165
Marshall L. Snyder	—	—	71,169	106,228	567,590	1,346,165
William J. Walsh	2,911	65,759	70,334	106,228	705,217	1,346,165
Owen Charlebois	—	—	—	99,000	—	1,272,150

(1)	Represents the difference between the market value (closing price on the NYSE) of Arbitron common stock on December 31, 2001 and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plans

     Arbitron has established a voluntary, tax qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000 are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. The plan provides a separate “SBC benefit formula” applicable to employees covered by a benefits agreement between Ceridian and International Business Machines Corporation. Because the Internal Revenue Code limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian plan prior to December 31, 2000 are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay benefit equalization plan benefits.

     The following table shows estimated annual benefits payable under the pension plan and the benefit equalization plan to an employee who retires in 2002 at age 65:

Pension Plan Table

	Years of Credited Service

Remuneration	15	20	25	30	35	40

$200,000	$45,209	$60,279	$75,349	$90,418	$102,418	$114,418
300,000	69,209	92,279	115,349	138,418	156,418	174,418
400,000	93,209	124,279	155,349	186,418	210,418	234,418
500,000	117,209	156,279	195,349	234,418	264,418	294,418
600,000	141,209	188,279	235,349	282,418	318,418	354,418
800,000	189,209	252,279	315,349	378,418	426,418	474,418
1,000,000	237,209	316,279	395,349	474,418	534,418	594,418

     Annual compensation for purposes of the pension plan and the benefit equalization plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the pension plan that year on a pre-tax basis. Compensation for 2001 covered by these plans for the Named Executive Officers who participate in the pension plan and benefit equalization plan was as follows: Mr. Morris: $702,771; Mr. Walsh: $309,323; and Mr. Snyder: $325,353. Messrs. Bouvard and Charlebois are not eligible to participate in the pension plan or the benefit equalization plan. For purposes of the pension plan and the benefit equalization plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

     As of December 31, 2001, years of credited service for the named executives were as follows: Mr. Morris: 9.09 years; Mr. Walsh: 37.42 years; and Mr. Snyder: 36.58 years.

     Benefit amounts in the Pension Plan Table above are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts. Mr. Walsh is eligible for benefits as computed under the SBC benefit formula. This formula generally provides for benefits slightly lower than those shown in the table above.

401(k) Plan

     Arbitron has established a 401(k) plan which permits participating employees to contribute a portion of their compensation to the plan on a pre-tax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

     The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

     While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant.

     Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Deferred Compensation Plan

     Right to Defer Compensation. Ceridian maintained a nonqualified deferred compensation plan. Arbitron established a similar deferred compensation plan effective January 1, 2001. The accounts of four Arbitron employees who were participants in the Ceridian plan were transferred to the Arbitron plan. The Arbitron plan was immediately closed to further participation by Arbitron employees, including those with existing accounts, on January 1, 2001.

     Distributions. Distributions of deferred credit account balances will normally be made only upon a participant’s severance, retirement or disability, and will generally be made in a lump sum payment except in circumstances relating to retirement or disability for which a participant can elect payment in annual installments of five, 10 or 15 years. However, in service distributions are permitted.

     Effect of Death of a Participant. Upon the death of a participant, the entire balance of the participant’s accounts will be paid to the beneficiary(ies) designated by the participant, plus an insurance benefit equal to two times the deferred compensation.

     Administration of the Plan. The plan is administered by a person or committee designated by Arbitron who has the discretionary authority to adopt rules, policies, practices or procedures with respect to the plan as it may deem necessary or advisable.

     Amendment and Termination of the Plan. Arbitron reserves the right to amend or terminate the plan at any time, except that no amendment or termination may adversely affect the rights of the participants with respect to amounts deferred prior to the amendment or termination.

Executive Employment Agreements and Change of Control Agreements

     Executive Employment Agreements

     Mr. Morris currently has an employment agreement with Arbitron. None of the other named executive officers of Arbitron have an employment agreement with Arbitron. Mr. Morris’ agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation.

     The agreement with Mr. Morris expires on the later of April 1, 2004 or two years after a change of control of Arbitron occurring before that date. The agreement with Mr. Morris automatically renews for successive three-year terms upon expiration. Mr. Morris’ annual base salary is required to be a minimum of $435,000 under the agreement.

     If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the bonus, if any, that Mr. Morris would have received for the year in which the termination occurs at the higher of the target award applicable to the year in which the termination occurs or the average of the actual bonuses paid for the last three fiscal years. In addition, for a period of two years following termination, the agreement with Mr. Morris also contains provisions with regard to payments to be made if termination occurs due to death or disability, and provides for supplemental retirement benefits in the event of termination of employment.

     The exercisability of stock options or the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate upon a “change of control.” For these purposes, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;
•	a sale of the assets of Arbitron substantially as an entirety;
•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;
•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;
•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

     Mr. Morris’ employment agreement provides that following a change of control termination, he will be entitled to receive a lump sum payment that is equal to three times the sum of the following:

•	12 months base salary;
•	the bonus that Mr. Morris would have received at the target level under all applicable Arbitron bonus plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and
•	the annual cash expense allowance.

     The term “change of control termination” means the termination of Mr. Morris’ employment by Arbitron or by Mr. Morris, within two years after a change of control for any reason other than conduct that constitutes fraud, theft, embezzlement or an intentional violation of law involving moral turpitude. A change of control termination includes termination of employment within two years after a change of control by reason of death or disability.

     In addition, following a change of control termination, Mr. Morris will receive a pension supplement equal to three years of age and service credit, and for a period of three years or until re-employment with benefits, shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he was entitled to on the day before the termination.

     Further, upon a change of control, whether or not there is a change of control termination, all of Mr. Morris’ options granted prior to January 1, 2003 (“Eligible Options”) will fully and immediately vest and Mr. Morris will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to Mr. Morris prior to January 1, 2003 by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and
•	the Black-Scholes termination value of those options.

     For these purposes, the term “Black-Scholes termination value” will mean, with respect to each Eligible Options, the difference between

•	the Black-Scholes value of the Eligible Option had it continued for its entire term, such value determined as of the date of the change of control, using

• a share price equal to the value per share of the consideration received in the change of control transaction,

• a volatility input equal to the measured daily volatility for the 180 days ending on the specified date, and

• an interest rate equal to the rate on 10-year Treasury constant maturities (zero coupon bonds) for the date of consummation of the change of control, as published by the Federal Reserve; and
•	the product obtained by multiplying the number of unexercised Eligible Options by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options.

     The lump sum payments made to Mr. Morris under the change of control provisions would be in lieu of any other severance payment specified in his employment agreement. In addition to the lump sum payments, Mr. Morris would receive an additional payment in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

     Messrs. Bouvard, Snyder and Charlebois have entered into retention agreements with us which provide for severance payments under some circumstances and for payments with respect to stock options upon a change of control.

     The agreements provide that if the executive officer is terminated other than for cause and the termination is not a change of control termination, the executive will receive a lump sum cash payment in the amount of 12 months base salary and bonus if the executive has fewer than 15 years of service, or 15 months base salary if the executive has 15 or more years of service. In addition, upon termination without cause or change of control termination, the executive shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he was entitled to on the day before the termination for a period of between 12 and 21 months or until the date of reemployment with equivalent benefits, if sooner. The executives will also be entitled to be paid an amount sufficient to reimburse the executive for any excise taxes required to be paid in connection with these lump sum payments.

     The exercisability of stock options or the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate upon a change of control. For these purposes, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;
•	a sale of the assets of Arbitron substantially as an entirety;
•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;
•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;
•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;
•	specified changes in the composition of Arbitron’s Board of Directors; or
•	any other events or transactions that Arbitron’s Board of Directors determines constitutes a change of control.

     The agreements provide that following a change of control termination, the executive will be entitled to receive a lump sum payment that is equal to 18 months base salary and bonus if the executive has fewer than 15 years of service, or 21 months base salary and bonus if the executive has 15 or more years of service.

     Upon a change of control, the executive will be entitled to a cash payment equal to the sum of:

•	the product obtained by multiplying the number of unexercised option shares granted to the executives prior to January 1, 2003 by the difference between the value per share of the consideration received in the change of control transaction and the exercise price per share of the options; and
•	the Black-Scholes termination value of those options.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Presented below is a line graph comparing the total stockholder return of Arbitron common stock with the total return of the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index starting on April 2, 2001, the date on which Arbitron’s common stock commenced trading on the New York Stock Exchange. This graph assumes that $100 was invested in Arbitron’s common stock, the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index on April 2, 2001, and that all dividends were reinvested.

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

     This report describes the compensation philosophy of Arbitron Inc. The Compensation and Human Resources Committee, of which the undersigned are members, is responsible for establishing and administering the compensation program for Arbitron’s executive officers. All committee members are independent directors who are not employees of Arbitron. The Committee met five times in 2001.

Compensation Philosophy

     The executive compensation program is designed to:

•	compete aggressively with other companies;
•	reward superior performance with superior levels of compensation; and
•	align the interests of senior management with the interests of Arbitron’s stockholders.

     The executive compensation program is composed of three elements:

•	base salary;
•	annual incentive bonus; and
•	long-term incentive compensation.

     The compensation philosophy for Arbitron executives is to target base salaries at or around the 50th percentile of the competitive market data and target total direct compensation (base salary, bonus and long-term incentives) at or above the 75th percentile for achieving superior performance goals.

     The committee also determines the performance goals for incentive compensation plans in conjunction with the Board’s approval of strategic and operating plans.

     Each year the committee receives information regarding competitive compensation levels and practices for positions comparable to Arbitron’s executive officer positions. This information is obtained from nationwide compensation survey information that is collected and evaluated internally by management and by independent consulting firms. The committee also may receive advice from an independent, nationally recognized, compensation-consulting firm. Based on this comparative information, the committee generally targets base salary, total cash compensation (salary plus annual bonus) and long-term incentive compensation for each executive officer position to fall within a range between the 50th and 75th percentiles of the relevant marketplace.

Base Salary

     The annual determination of an executive officer’s salary is based on the committee’s subjective assessment of the following factors:

•	responsibilities of the position;
•	competitive practice;
•	performance and experience of the executive; and
•	relative internal relationships.

The 2001 base salaries established for executive officers were generally within the target range described above.

Annual Incentive Bonus

     The annual determination of an executive officer’s targeted bonus is based on the committee’s subjective assessment of the same factors considered with respect to determining base salary, and the philosophy regarding performance-based compensation.

     For 2001, the target bonus percentage established for executive officers (other than Mr. Morris) ranged from 35% to 50% of base salary.

Long-Term Incentive Compensation

     Long-term incentives for executive officers consist primarily of annual awards of stock options. The annual determination of an executive officer’s option award, within the range prescribed for his or her position, is based on the committee’s subjective assessment of the following factors:

•	responsibilities of the position;
•	performance and experience of the individual; and
•	past option awards made to the individual.

     In March 2001, the committee approved grants of stock options to each of Arbitron’s executive officers. These options were granted over a three-day period in April 2001 in an effort to mitigate the effects of any unusual trading activity in Arbitron’s stock, which first started trading independently of New Ceridian on April 2, 2001. The number of options granted to each executive officer was determined according to the factors described above.

Chief Executive Officer Compensation

     Mr. Morris’s base salary for 2001 of $435,000 was established pursuant to the employment agreement entered into by Arbitron with Mr. Morris, the compensation terms of which were reviewed by the committee. Mr. Morris’s bonus for 2001 was $456,750, or 105% of his base salary. Achievement of the bonus was dependent upon a number of factors, including meeting certain levels of earnings per share, pre-tax earnings and revenue growth, as well as the committee’s subjective assessment of his individual performance.

Deductibility of Executive Compensation

     The committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. The Section disallows any tax deduction for a publicly held corporation for individual compensation exceeding $1 million in any taxable year for any Named Executive Officer, unless compensation is performance-based. Since the targeted cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted will be characterized as performance-based under the Section, the Committee believes that the Section will not reduce any tax deduction available to Arbitron.

Submitted by the Compensation and Human
Resources Committee

Lawrence Perlman
Erica Farber
Philip Guarascio
Luis G. Nogales

Compensation Committee Interlocks and Insider Participation

     Lawrence Perlman, Erica Farber, Philip Guarascio and Luis G. Nogales serve on the Compensation and Human Resources Committee of Arbitron. No relationships exist between Arbitron and any of these individuals that would be required to be disclosed under the rules of the Securities Act of 1933.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of Arbitron for fiscal year 2001 with the Arbitron’s management, and also has discussed with KPMG LLP, Arbitron’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP the independence of KPMG LLP from Arbitron. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from Arbitron, and determined that they are compatible with independence. The Audit Committee has also reconfirmed its existing charter.

     Based on the foregoing, the Audit Committee recommended to Arbitron’s Board of Directors that the audited consolidated financial statements of Arbitron for fiscal year 2001 be included in the Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors

Kenneth F. Gorman
Larry E. Kittelberger
Richard A. Post

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

     The following table sets forth the number of shares of Arbitron common stock beneficially owned as of April 10, 2002, directly or indirectly, by (i) Arbitron’s directors, (ii) the Named Executive Officers, and (iii) Arbitron’s directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 10, 2002.

	Shares of
	Arbitron Common	Percent of Arbitron
Name of Individual	Stock Beneficially	Common Stock
or Identity of Group	Owned (1)	Owned (2)

Directors:
Stephen B. Morris (3)	571,729	1.92%
Erica Farber (3)	6,931	*
Kenneth F. Gorman (3)	9,762	*
Philip Guarascio (3)	6,931	*
Larry E. Kittelberger (3)	6,395	*
Luis G. Nogales (3)	6,395	*
Richard A. Post (3)	8,280	*
Lawrence Perlman (3)	206,474	*
Named Executives:
Pierre C. Bouvard (3)	114,293	*
Marshall L. Snyder (3)	111,204	*
William J. Walsh (3)	108,951	*
Owen Charlebois (3)	33,673	*
All Executive Officers and Directors as a Group
(17 persons) (3)	1,510,725	4.91%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 10, 2002. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 10, 2002 were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 567,331 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Ms. Farber to purchase 6,931 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Gorman to purchase 7,762 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Guarascio to purchase 6,931 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Kittelberger to purchase 6,395 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Nogales to purchase 6,395 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Post to purchase 7,280 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Perlman to purchase 205,651 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Bouvard to purchase 113,343 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Snyder to purchase 109,590 shares of common stock exercisable within 60 days from April 10, 2002; includes options for Mr. Walsh to purchase 108,755 shares of common stock exercisable within 60 days from April 10, 2002, includes options for Mr. Charlebois to purchase 33,000 shares of common stock exercisable within 60 days from April 10, 2002; and includes options for all executive officers and directors as a group to purchase 1,496,615 shares of common stock exercisable within 60 days from April 10, 2002.

Stock Ownership of Arbitron’s Principal Stockholders

     The following table sets forth the number of shares of Arbitron common stock, beneficially owned, directly or indirectly, by each person known to Arbitron to own beneficially more than 5% of Arbitron’s outstanding common stock. This information is based upon the beneficial ownership of these persons of Arbitron common stock reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission by these persons. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 10, 2002.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Janus Capital Corporation Thomas H. Bailey 100 Fillmore Street Denver, Colorado 80206	3,468,916	(1)	11.86%
AXA and its subsidiaries, including Alliance Capital Management, L.P. 25, avenue Matignon 75008 Paris, France	2,371,919	(2)	8.11%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	1,910,860	(3)	6.53%

(1)	As reported on Schedule 13G dated February 8, 2002. These securities are deemed beneficially owned by the named parties as a result of Janus Capital’s provision of investment advice to several investment companies and individual and institutional investors and Mr. Bailey’s ownership of a percentage of Janus Capital. Represents sole power to vote or direct the vote of and sole power to dispose or to direct the disposition of 3,468,916 shares.

(2)	As reported in a Schedule 13G dated February 11, 2002. These securities are held by subsidiaries of AXA, including AXA Financial, Inc. and its subsidiary Alliance Capital Management L.P., which holds them on behalf of client discretionary investment advisory accounts. Represents sole power to vote or direct the vote of 38,680 shares, sole power to dispose or direct the disposition of 2,370,946 shares, shared power to vote or direct the vote of 1,676,053 shares and shared power to dispose or direct the disposition of 973 shares.

(3)	As reported on Schedule 13G dated February 11, 2002. These securities are beneficially owned by the named parties as a result of the named parties’ advisory and other relationships with the persons who own the shares. Represents sole power to dispose or to direct the disposition of 1,910,860 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     New Ceridian and Arbitron operate independently of each other as separate public companies. Neither New Ceridian nor Arbitron has any beneficial stock ownership interest in the other. Below are summary descriptions of the distribution agreement and other related agreements that Old Ceridian and New Ceridian entered into in connection with the spin-off. These agreements are currently between Arbitron and New Ceridian. These agreements were intended to facilitate the separation of Old Ceridian’s human resource service businesses and subsidiaries and Comdata subsidiaries from its media information business and to facilitate the operation of New Ceridian and Arbitron as separate companies. Arbitron and New Ceridian have no other material contractual relationship with each other.

     This summary is qualified by reference to the full text of the agreements, which are filed as exhibits to Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2000.

Distribution Agreement

     On February 14, 2001, New Ceridian entered into a distribution agreement with Old Ceridian. This agreement sets forth the agreements between the parties with respect to the principal corporate transactions required to effect the separation of Old Ceridian’s human resource service businesses and subsidiaries and Comdata subsidiaries from its media information division and subsidiaries, the spin-off of New Ceridian and the other agreements governing the relationship between New Ceridian and Arbitron after the spin-off.

     In particular, the distribution agreement defines the assets and liabilities which are being allocated to and assumed by New Ceridian and those which will remain with Arbitron. The distribution agreement also defines what constitutes the “New Ceridian Business” and what constitutes the “Arbitron Business.” In general, pursuant to the terms of the distribution agreement, all assets of Old Ceridian prior to the date of the spin-off, other than those specifically relating to the Arbitron Business, became assets of New Ceridian.

     The distribution agreement also provided for assumptions of liabilities and cross-indemnities designed to allocate generally, effective as of the date of the spin-off, financial responsibility for all liabilities arising out of or in connection with the New Ceridian Business to New Ceridian and all liabilities arising out of or in connection with the Arbitron Business to Arbitron. In addition, New Ceridian agreed to indemnify Arbitron for liabilities relating to past divestitures made by Old Ceridian to the extent these divestitures relate to all businesses other than the business of Arbitron and for liabilities relating to some of the litigation in which Old Ceridian or its subsidiaries is involved.

     In addition, the distribution agreement provided that on the date of the spin-off, Old Ceridian would contribute to New Ceridian all cash in Old Ceridian’s accounts other than up to $25 million. The borrowing and cash retention of the two businesses was based on management’s business decisions based on estimated needs of the respective businesses based on estimated cash flows post-spin-off. The fact that the majority of the net tax operating loss carryforward was retained by Arbitron as required by tax law in the spin-off was also taken into account.

Personnel Agreement

     On February 14, 2001, Old Ceridian and New Ceridian entered into a personnel agreement that sets forth the manner in which assets and liabilities under Old Ceridian’s employee benefit plans and other employment-related liabilities were to be divided between them, and to facilitate a smooth transition for employees’ benefits in the spin-off. In general, New Ceridian is responsible for compensation and employee benefits relating to New Ceridian’s current employees and Old Ceridian’s former employees, and Arbitron is responsible for compensation and employee benefits relating to its current employees.

Tax Matters Agreement

     On February 14, 2001, Old Ceridian and New Ceridian entered into a tax matters agreement reflecting the fact that New Ceridian and its subsidiaries are no longer included in Arbitron’s consolidated group for U.S. federal and state income tax purposes. The primary purpose of the agreement was to set forth each party’s rights and obligations relating to payments and refunds of income and sales taxes that are attributable to pre-closing periods (i.e., periods ending on or before the date of the spin-off or the portion of any period to and including the date of the spin-off that begins before and ends after that date).

     As part of the tax matters agreement, each of Arbitron and New Ceridian covenanted that during the two-year period following the spin-off it will not cease to be engaged in an active trade or business. Each party also represented that there is no plan to liquidate that party, sell or otherwise dispose of its assets (other than in the ordinary course of business) or merge the party with another entity (except with a wholly-owned subsidiary for the purpose of effectuating a name change). Each party further represented that it has no plan or intention to take any action inconsistent with the information and representations set forth in the letter ruling request filed with the Internal Revenue Service. To the extent that a breach of a representation or covenant results in a tax being imposed on Old Ceridian, the breaching party will be responsible for the payment of the tax.

     Even though the spin-off qualified as a tax-free distribution to Old Ceridian stockholders, a corporate tax could be payable by Old Ceridian in accordance with Section 355(e) of the Internal Revenue Code, if during the four-year period beginning two years before the spin-off, one or more persons acquire 50% or more, by vote or value, of the stock of Arbitron or New Ceridian as part of a plan or series of related transactions that include the spin-off. To minimize this risk and, as part of the tax matters agreement, New Ceridian and Arbitron each covenanted that, in the absence of a favorable Internal Revenue Service letter ruling or a favorable opinion from counsel recognized as an expert in federal income tax matters and acceptable to the other party, it will not enter into any transaction or make any change in its equity structure (including stock issuances, option grants, capital contributions or acquisitions) that may cause the spin-off to be treated as part of a plan pursuant to which (during the four-year period beginning two years before the spin-off) one or more persons acquire stock representing 50% or more of, by vote or value, of its outstanding stock. If, however, the spin-off is taxable under Section 355(e) of the Internal Revenue Code as a result of a 50% acquisition, then the tax matters agreement provides that the resulting corporate level tax burden will be borne by that entity, Arbitron or New Ceridian, with respect to which a 50% acquisition has occurred.

     Although the tax matters agreement allocated tax liabilities relating to pre-closing periods as between Arbitron and New Ceridian, under the Internal Revenue Code each corporation that is a member of a consolidated group during any portion of the group’s tax year is jointly and severally liable for the federal income tax liability of the group for that year. Thus, even though the tax matters agreement provides that one party (Arbitron or New Ceridian) is responsible for the payment of a tax, the taxing authorities may seek to collect the tax from the other party and that other party would be entitled to seek indemnification from the first party.

Transition Services Agreement

     On February 14, 2001, Old Ceridian and New Ceridian entered into a transition services agreement. New Ceridian provides Arbitron transitional administrative and support services following the spin-off in exchange for service fees. The service fee will be either a fixed base fee for providing the service for a period of time, or the fee will equal New Ceridian’s costs of providing the service to Arbitron. In some cases, Arbitron will also pay New Ceridian additional charges, such as any costs incurred by New Ceridian as a result of performing the services. The parties believe that the service fees Arbitron will pay New Ceridian under the agreement are about equal to what Arbitron would be required to pay an unaffiliated third party for the same services. The tax services portion of the agreement has been extended for an additional term of one year.

Sublease Agreement

     On February 14, 2001, Ceridian and New Ceridian entered into a sublease agreement pursuant to which Arbitron subleased to New Ceridian a portion of leased property located in New York City and previously used by Ceridian’s human resource services and media information businesses. The premises subleased to New Ceridian consist of approximately 22,347 square feet of office space. The sublease agreement commenced on March 30, 2001 and will continue through June 29, 2002. The monthly gross rent New Ceridian pays Arbitron is $91,849, and is based upon the amount of square feet sublet to New Ceridian and the current rental paid by Arbitron, which may not necessarily represent fair market value. Arbitron provides facilities management services to New Ceridian under the sublease agreement on an as requested basis for those portions of the leased property occupied by New Ceridian. New Ceridian periodically pays Arbitron an amount equal to the actual costs of these services.

INDEPENDENT AUDITORS AND AUDIT FEES

     The Board has selected KPMG LLP, our present auditors, to audit Arbitron’s accounts for the year ending December 31, 2002.

     The Board has requested that representatives of KPMG LLP attend the annual meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

     The following table sets forth the aggregate fees billed to Arbitron for the fiscal year ended December 31, 2001 by KPMG LLP:

Audit Services		$163,000
All Other Services:
UK tax related services	26,000
Consulting-accounting and reporting for acquisitions	20,000
Consulting-interest rate swap	3,000

Total All Other Services		49,000

Total Fees		$212,000

OTHER MATTERS

Arbitron Mailing Address

     Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Shareholders Sharing the Same Address

     We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Arbitron’s Treasury Specialist at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive, Columbia, Maryland 21046. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Arbitron’s Treasury Specialist in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

     If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver it in writing to Dolores L. Cody, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Corporate Secretary, by December 20, 2002.

     Any other matters proposed to be submitted for consideration at next year’s annual meeting must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 or more than 120 days prior to the 2003 annual meeting. The proposal must contain specific information required by our bylaws, a copy of which may be obtained by writing to our Corporate Secretary.

Director Nominations

     In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as provided above. The notice must set forth:

•	All of the information required under Securities and Exchange Commission rules in a proxy statement soliciting proxies for the election of directors;
•	The nominee’s business and residence address; and

•	Name and record address of, and number of shares of Arbitron common stock held by, the stockholder making the nomination.

Proxy Solicitation

     We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2002 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable expenses in doing so. Certain of our employees, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than 10% of a registered class of equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron. Such reporting persons are required by rules of the Securities and Exchange Commission to furnish us with copies of all section 16(a) reports they file. All the directors and executive officers of Arbitron were reporting persons in 2001. To our knowledge, based solely upon a review of section 16(a) reports furnished to us for 2001 or written representations that no reports were required, we believe that our directors, executive officers and such persons who own more than 10% of our common stock complied with all filing requirements for 2001.

Annual Report

     Copies of our Annual Report for the year ended December 31, 2001 are being distributed to our stockholders simultaneously with the delivery of this proxy statement.

Your vote is important. Vote by Internet/telephone 24 hours a day, 7 days a week Save your company money – it’s fast and convenient.

INTERNET http://www.proxyvotenow.com/arb		TELEPHONE 1-866-564-2325		MAIL

Go to the website address listed above. Have your proxy card ready. Enter your control number located in the box below. Follow the simple instructions that appear on your computer screen.	OR	Use any touch-tone telephone. Have your proxy card ready. Enter your control number located in the box below. Follow the simple recorded instructions.	OR	Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 5:00 P.M. E.S.T. ON MAY 29, 2002.

CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

1-866-564-2325 CALL TOLL-FREE TO VOTE THERE IS NO CHARGE FOR THIS CALL!!

\/ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/

[ ]	(Please sign, date and return	[X]
	this proxy card in the enclosed envelope.)	Votes MUST be indicated (x) in Black or Blue Ink

The board of directors recommends a vote FOR each of the nominees for director.
The undersigned hereby instructs said proxies or their substitutes to:

1.	Election of eight (8) directors	If you wish to have your votes on all matters
kept confidential in accordance with Arbitron
Inc. policy, check this box. [ ]

FOR all nominees	[ ]	WITHHOLD AUTHORITY to vote	[ ]	*EXCEPTIONS	[ ]
listed below		for all nominees listed below

Nominees:	01 — Erica Farber, 02 — Kenneth F. Gorman, 03 — Philip Guarascio, 04 — Larry E. Kittelberger,	To change your address, please mark this box. [ ]
05 — Stephen B. Morris, 06 — Luis G. Nogales, 07 — Lawrence Perlman, 08 — Richard A. Post.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)	To include any comments, please mark this box. [ ]
*Exceptions

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when executed will be voted in the manner directed hereby by the undersigned stockholder(s). If no direction is made, this proxy will be voted for proposal 1. All former proxies are hereby revoked.

S C A N L I N E
Please sign exactly as your name is printed to the left. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.

Date	Share Owner sign here	Co-Owner sign here

ARBITRON INC.
PROXY CARD

This proxy is solicited on behalf of the board of directors

of Arbitron Inc. for the annual meeting of stockholders on May 30, 2002.

     The undersigned hereby appoints William J. Walsh and Dolores L. Cody and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of the stockholders to be held on May 30, 2002 and at any adjournment or postponement thereof all of the undersigned’s shares of stock of Arbitron Inc. held of record on April 10, 2002 in the manner indicated on the reverse side hereof.

     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

(Continued, and to be signed and dated on the reverse side.)

ARBITRON INC.
P.O. BOX 11367
NEW YORK, N.Y. 10203-0367